UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006
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LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-13990 (Commission File Number)	54-1589611 (I.R.S. Employer Identification No.)
101 Gateway Centre Parkway Richmond, Virginia (Address of principal executive offices)	23235-5153 (Zip Code)
Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

2006 Performance Period

On March 23, 2006, the Executive Compensation Committee of the Board of Directors designated the executive officers of the Company eligible to participate and established the performance goals and measures for determining the incentive awards to be made to such executive officers under the Company’s Executive Officer Incentive Plan (the “Plan”) for the 2006 fiscal year performance period. The amount of cash awarded to participating executives under the Plan will be based on a percentage of the Company’s pre-tax income for the 2006 fiscal year, adjusted to exclude extraordinary items, as reported under Generally Accepted Accounting Principles, and any settlement, penalty, restitution or similar cost paid by the Company with respect to reinsurance activities. The amount of Company common stock awarded under the Plan will be based on a percentage of the Company’s revenues in excess of a specified amount.

The Executive Compensation Committee has reserved the right to reduce any incentive award as permitted under the Plan. In exercising such discretion, the Executive Compensation Committee may consider performance measures. Individual performance measures include integrity, leadership, individual duties and responsibilities in the Company, relative importance to the overall success of the Company’s goals and market data on industry peer groups. For the President and Chief Executive Officer, such performance measures also include: executive talent improvement, regulatory crisis management, corporate priorities and external relations. Further, the Executive Compensation Committee may also consider financial performance measures including net income, basic or diluted earnings per share, net revenues, gross profit, income before taxes, return on assets, return on funds employed, return on equity and total shareholder return.

ITEM 1.02.  TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

Termination of Senior Management Compensation Program Shared Resources for Named Executive Officers

On March 23, 2006, in connection with the actions described above, the Executive Compensation Committee of the Board of Directors terminated the Senior Management Compensation Program Shared Resources for Named Executive Officers (the “Program”). The Program was originally adopted for the 2004 fiscal year to establish annual cash and equity incentive awards for participants. The Executive Compensation Committee has determined that the Program is no longer necessary for the 2006 fiscal year given the existence and operation of the Company’s Executive Officer Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: March 28, 2006	By:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Senior Vice President & Corporate Controller